Exhibit 3.1

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

AGENUS INC.

INTO

ANTIGENICS INC.

January 5, 2011

Antigenics Inc. (the “Company”), a corporation incorporated on November 10, 1999, pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: That the Company is organized and existing under the General Corporation Law of the State of Delaware (“DGCL”).

SECOND: That the Company owns all of the outstanding shares of the stock of Agenus Inc., a Delaware corporation (the “Subsidiary”).

THIRD: That the Board of Directors of the Company, by the resolutions set forth below, duly adopted on December 9, 2010, determined to merge the Subsidiary with and into the Company pursuant to Section 253 of the DGCL:

RESOLVED:	That it is advisable and in the best interests of the Company to change the name of the Company from Antigenics Inc. to Agenus Inc. (the “Name Change”), to reflect the Company’s rebranding efforts; that the Company effect the Name Change pursuant to the provisions of §253 of the Delaware General Company Laws (“DGCL”); and that the Name Change be, and hereby is, approved and authorized.

RESOLVED:	That, in order to effectuate the Name Change, the Company be and hereby is, authorized to create a new wholly-owned subsidiary, Agenus Inc., a Delaware corporation (the “Subsidiary”); that the officers of the Company be, and each of them individually hereby is, authorized for and on behalf of the Company, to prepare, execute and file with the Secretary of State of Delaware a Certificate of Incorporation of the Subsidiary; and to take all other actions necessary and appropriate to complete the incorporation of the Subsidiary.

RESOLVED:	That, effective January 6, 2011, or such later date as determined by the Chief Executive Officer (the “Effective Date”), the Subsidiary be merged with and into the Company with the Company as the surviving corporation (the “Merger”).

RESOLVED:	That upon the Effective Date of the Merger, all of the estate, property, rights, privileges, powers, and franchises of the Subsidiary be vested in and held and enjoyed by the Company as fully and entirely without change or diminution as the same were before held and enjoyed by the Subsidiary in its name.

RESOLVED:	That upon the Effective Date of the Merger, the Company assume all of the obligations of the Subsidiary.

RESOLVED:	That upon the Effective Date of the Merger, the name of the Company shall be changed to Agenus Inc.

RESOLVED:	That the officers of the Company be, and each of them individually hereby is, authorized for and on behalf of the Company to prepare, execute and file with the Secretary of State of Delaware a Certificate of Ownership, in the form prescribed by §253 of the DGCL, and to take all other necessary and appropriate actions to effectuate the Merger.

RESOLVED:	That the Merger shall not effect the issued and outstanding shares of common stock, par value $0.01 per share, of the Company, all of which shall remain issued and outstanding; and that the stockholders of the Company shall not be required to surrender their existing Antigenics Inc. stock certificates for replacement certificates in Agenus Inc.

RESOLVED:	That, in connection with the Name Change, the officers of the Company be, and each of them individually hereby is, authorized for and on behalf of the Company to make any and all notice filings required by the Securities and Exchange Commission (“SEC”) as a result of the Name Change.

RESOLVED:	That, in connection with the Name Change, the officers of the Company be, and each of them acting individually hereby is, authorized for and on behalf of the Company to make any and all notice filings required by the Internal Revenue Service and any state departments of revenue, as appropriate, as a result of the Name Change.

RESOLVED:	That, in connection with the Name Change, the Company be, and it hereby is, authorized to obtain a new CUSIP number reflecting the new Company name; that the officers of the Company be, and each of them acting individually hereby is, authorized for and on behalf of the Company to prepare, execute and deliver a CUSIP Request, in the form prescribed by the CUSIP Bureau; and to take any necessary and appropriate actions to obtain a new CUSIP number.

RESOLVED:	That, in connection with the Name Change, the officers of the Company be, and each of them acting individually hereby is, authorized for and on behalf of the Company to notify NASDAQ of the Name Change in accordance with the NASDAQ Marketplace Rules; and to take such other actions as are necessary and proper in connection with the Name Change, including, without limitation, the execution, delivery and performance under a new Listing Agreement, in the form prescribed by NASDAQ, reflecting the new name and symbol of the Company.

RESOLVED:	That, in connection with the Name Change, the officers of the Company be, and each of them acting individually hereby is, authorized for and on behalf of the Company to notify the Company’s transfer agent and Depository Trust Company (“DTC”) of the Name Change in accordance with SEC regulations, and to take any actions as are necessary and proper in connection with the Name Change, including, without limitation, the execution, delivery and performance under a new letter of direction to the Company’s transfer agent to ensure the Company’s continued participation in the DTC Direct Registration System.

RESOLVED:	That, in connection with the Name Change, the officers of the Company be, and each of them acting individually hereby is, authorized for and on behalf of the Company to prepare, execute and file any and all documents required to effectuate the name change in any foreign jurisdiction in which the Company is qualified to transact business.

RESOLVED:	That, in connection with the Name Change, a new corporate seal, which recites the new name of the Company, Agenus Inc., the year of its incorporation and the jurisdiction of its incorporation in the form approved by the officers of the Company be, and it hereby is, adopted and approved.

RESOLVED:	That, in connection with the Name Change, a new form of stock certificate for the common stock, par value $0.01 per share, of the Company, which reflects the new name of the Company, be and hereby is, adopted and approved.

RESOLVED:	That, in connection with the Name Change, the officers of the Company be, and each of them acting individually hereby is, authorized for and on behalf of the Company to prepare, execute and deliver any form of documents, preambles, or resolutions which may be required by any bank in connection with any existing accounts maintained by the Company as a result of the Name Change and in order to reflect the new name of the Company in connection with such accounts.

RESOLVED:	That, in connection with the Name Change, the officers of the Company be, and each of them acting individually hereby is, authorized for and on behalf of the Company to prepare, execute and deliver any form of documents, preambles, or resolutions which may be required to change the Company’s name on its employee benefit plans, including without limitation, its 401(k) plan and insurance policies, as a result of the Name Change and in order to reflect the new name of the Company in connection with such benefit plans.

RESOLVED:	That, in connection with the Name Change, the officers of the Company be, and each of them acting individually hereby is, authorized for and on behalf of the Company to amend and restate the corporate governance documents of the Company, including without limitation, the Certificate of Incorporation, By-laws, rights plans, option plans, corporate governance policies, and committee charters, as a result of the Name Change, solely to reflect the new name of the Company.

RESOLVED:	That, in connection with the Name Change, the officers of the Company be, and each of them acting individually hereby is, authorized for and on behalf of the Company to notify each party with whom the Company has an existing agreement of the Name Change; and to take actions, as they or any one of them shall deem necessary, appropriate, or desirable, to ensure that such agreements reflect the new name of the Company.

RESOLVED:	That the officers of the Company be, and each of them acting individually hereby is, authorized for and on behalf of the Company to prepare, execute and deliver such other instruments and documents, and to take such other actions, as they or any one of them shall deem necessary, appropriate, or desirable, to carry out the purpose and intent of the foregoing resolutions and to effectuate the transactions contemplated hereby, the taking of such actions, or the execution or delivery of any such documents, agreements, certificates, or instruments to be conclusive evidence of such officer’s determination and authority to act for and on behalf of the Company.

FOURTH: The Company shall be the surviving corporation in the merger herein certified and pursuant to Section 253(b) of the DGCL will continue its existence as said surviving corporation under the name Agenus Inc. upon the effective date of said merger.

FIFTH: This Certificate of Ownership and Merger shall be effective at 8:00AM on January 6, 2010.

SIXTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of the Company at any time prior to the time that this merger filed with the Secretary of State becomes effective.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized officer on the date first written above.

By:	/s/ Garo H. Armen
Name:	Garo H. Armen
Title:	Chief Executive Officer